Exhibit 99.1

Forward Looking Statements In this presentation and in related comments by our management, our use of the words "expect," "anticipate," "estimate," "goal," "target," "believe," "improve," "intend," "potential," "continue," "designed," "opportunity," "risk," "may," "would," "could," "should," "project," "projected," "positioned" or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. The most recent reports on SEC Forms 10-K, 10-Q and 8-K filed by us or GMAC provide information about these and other factors, which may be revised or supplemented in future reports to the SEC on those forms. Industry and market data contained in this presentation is based on internal GM market and industry analysis. Although management believes this data is reliable as of its respective dates, this data has not been independently verified and we cannot assure you as to accuracy or completeness of this data. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

WGB_DB-Title Walter Borst Treasurer, General Motors Corporation

Agenda Current Environment Focus On Implementing Liquidity Plan Great Products Are Key To Future Looking Forward

WGB_DB06 U.S. Markets U.S. auto market showed some signs of life in August as sales increased modestly from July and mix improved Trucks made up 29% of industry sales in August (up 7 p.p. from May) 2008 U.S. total industry expected to be in mid-14 million unit range Will need to monitor impact of uncertain credit markets

WGB_DB06a U.S. Markets U.S. auto market showed some signs of life in August as sales increased modestly from July and mix improved Trucks made up 29% of industry sales in August (up 7 p.p. from May) 2008 U.S. total industry expected to be in mid-14 million unit range Will need to monitor impact of uncertain credit markets

Global Markets Risk of recession in Western Europe Western Europe expected to be down by ~1M units vs. 2007, with Central and Eastern Europe up by almost 1M units LAAM region economic growth expected to ease but remain solid Asia-Pacific economic expansion continues, but moderating due to slowing exports, high inflation and tightening bias of monetary policies Overall, international growth rates generally expected to moderate somewhat in near-term but remain healthy over both medium- and long-term

Delphi Update GM has continued to work with Delphi to facilitate Delphi's efforts to emerge from bankruptcy GM agreed to enhance support and to pull support forward from emergence in exchange for administrative claim and Delphi release Agreements effective upon court approval Enables Delphi to develop business plan to pursue exit financing Pension transfer and other support largely contemplated in GM's $11B Delphi reserve as of Q2 and July 15 liquidity plan

GMAC Update GMAC taking steps to reduce risk across its auto finance and mortgage businesses GM and GMAC working together to develop subvention programs that reduce strain on GMAC balance sheet while allowing GM to remain competitive in marketplace GM and GMAC coordinating to reduce lease residual risk of both parties

Advanced Technology Vehicles Manufacturing Incentive Program Passed as part of the Energy Independence and Security Act of 2007 Objective is to provide assistance to the auto industry to develop and implement advanced technologies Estimated cost to U.S. auto industry in coming years to comply with revised CAFE requirements likely to exceed $100B "Section 136" provides up to $25B direct loans to auto manufacturers and suppliers for updates to manufacturing facilities and engineering integration performed in the U.S.

Agenda Current Environment Focus On Implementing Liquidity Plan Great Products Are Key To Future Looking Forward

2008 U.S. Industry vs. GM Liquidity Plan Despite market turmoil, liquidity planning assumptions remain conservative with respect to outlook for CY2008 YTD Liquidity Plan 2008 2008-2009 Light Vehicle Volume (SAAR) 14.3 M 14.0 M Fullsize Pickup % of Industry 11.3% 10.0% Fullsize SUV % of Industry 3.1% 2.3-2.7% Crude Oil Price (annual average) $115 $120-150 GM Market Share 21.5% ~21%

Liquidity Plan Targets On July 15, announced plans to bolster liquidity through YE2009 by approximately $15B through a combination of operating and other actions, asset sales and capital markets activities Primary focus is on actions within GM control GM intends to meet or exceed targets GM has a track record of beating publicly announced cost targets From 2005 to 2007, structural cost in North America was reduced by $9B vs. an initial publicly announced target of $5B Pursuing acceleration of identified initiatives where possible

Operating and Other Actions

- Significant progress has been made towards achieving or surpassing operating and other cash generation targets

Operating and Other Actions	Target	Timing 2H 2008	Timing CY 2009	Status
GMNA Structural Cost	~$2.5B	0%	100%	▪ Recent plant/shift capacity announcements ▪ Marketing spend aligned w/market volume and mix shifts ▪ Optimizing engineering resources
Salaried Employment Savings	~$1.5B	10%	90%	▪ Salaried retire (>65) healthcare eliminated ▪ Pay levels frozen, other benefit adjustments ▪ Salaried retirement program underway
CapEx Reductions	~$1.5B	0%	100%	▪ Capital spending budget realigned
Working Capital Improvements	~$2.0B	25%	75%	▪ Reducing assembly plant buffers by 10-30% ▪ Reducing powertrain finished product inventory by 50% ▪ Liquidating excess and obsolete inventory ▪ Working hard to pull actions forward into 2008 ▪ Engaged outside firm to identify additional opportunities
UAW VEBA Deferrals	~$1.7B	40%	60%	▪ Completed
Dividend Suspension	~$0.8B	30%	70%	▪ Completed
	~$10.0B	**~15%**	**~85%**

Asset Sales Initiatives Undertaking broad global assessment of assets for potential sale or monetization, expected to generate about $2-4B in liquidity Assets under review are significantly in excess of these amounts GM believes it can monetize these assets without impacting the strategic direction of the company In October, expect to distribute marketing materials for GM's HUMMER Brand and for GM's Strasbourg, France manufacturing operations Currently finalizing carve-out financials for each GM continues to review other potential asset sales, and anticipates making further announcements in Q4

Capital Markets Activities On September 18, completed the exchange of $322M of Series D senior convertible debentures (maturing June 2009) for equity On September 19, provided notice to draw down secured revolver Currently renewing receivables securitization facility Will continue to monitor and opportunistically access capital markets

Secured Revolver GM intends to draw down remainder of $4.5B revolving credit facility to maintain high level of financial flexibility for ongoing restructuring Revolver draw bolsters liquidity position at a time when capital markets have become more challenging Proceeds also available to repay maturing debt and make payments to Delphi $750M of debt matures on October 15 Payments to Delphi expected to be in excess of $1.2B, subject to court approval

Agenda Current Environment Focus On Implementing Liquidity Plan Great Products Are Key To Future Looking Forward

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Agenda Current Environment Focus On Implementing Liquidity Plan Great Products Are Key To Future Looking Forward

Outlook For GM Performance Post-2010

- Strong growth outlook for global automotive industry -- GM is well positioned in emerging markets
- Advanced propulsion technology investments potentially game changing -- scale will matter
- Management actions set stage for improved financial results in 2010

	2007	2010E
Global Industry Volume	70.6M	> 75M
Emerging Markets Volume	27.1M	> 35M
GM Sales Outside U.S.	59%	> 65%
GMNA Installed Capacity	4.2M (50% cars & crossovers)	~3.7M (>60% cars & crossovers)
U.S. Hourly Health Care Costs	$3.8B	Lower by More Than $2B
GMNA Structural Cost	$33.2B	$26-27B

Note: U.S. Hourly Health Care Costs exclude costs associated with funding UAW VEBA.
Structural cost outlook based on negative plan amendment accounting for UAW VEBA; final accounting could change

Summary and Management Focus GM is here to stay Intense focus on implementing liquidity plan Making changes to compete and win in midst of an industry revolution Maintaining rapid expansion in fastest growing markets globally Proof is in our cars and trucks Cars/crossovers comprise 11 of last 13 U.S. launches, and 18 of next 19 Success of recent launches such as CTS and Malibu provide confidence in product plan Reinventing the automobile and GM Committed to providing leadership in development of alternate fuel propulsion systems Targeting fuel economy leadership in every class of vehicle we introduce Restructuring Business for Sustainable Profit and Growth

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